DUFF & PHELPS

SONOMAWEST HOLDINGS INC.

Confidential

April 6, 2011

Presentation to the Special Committee of the Board of Directors of SonomaWest Holdings, Inc.

Duff & Phelps Disclaimer

- The following pages contain material that is being provided by Duff & Phelps, LLC ("Duff & Phelps") to the Special Committee (the "Special Committee") of the Board of Directors of SonomaWest Holdings Inc. ("SonomaWest" or the "Company") in connection with the Proposed Transaction, as herein defined.
- The accompanying material was, and any Opinion (as defined herein) will be, compiled on a confidential basis for the sole reliance of the Special Committee in connection with its evaluation of the Proposed Transaction and may not be distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps.
- Because this material was prepared for use in the context of an oral presentation to the Special Committee, which is familiar with the business and affairs of the Company, neither the Company nor Duff & Phelps, nor any of their respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Special Committee.
- These materials are not intended to represent an opinion but rather to serve as discussion materials for the Special Committee to review and as a summary of the basis upon which Duff & Phelps may render an opinion.

Table of Contents

I.

Executive Summary

Executive Summary

Purpose of Engagement

- Duff & Phelps, LLC has been engaged to serve as the independent financial advisor to the Special Committee of the Board of Directors of SonomaWest Holdings Inc. in connection with the Proposed Transaction (as defined below).

Proposed Transaction

- On April 1, 2011, Stapleton Acquisition Company ("SAC") commenced a tender offer (the "Offer") to purchase all the outstanding shares of Common Stock of the Company (the "Common Stock"), other than shares held by SAC, the Company, or Craig R. Stapleton, Dorothy W. Stapleton, Walker R. Stapleton and Wendy S. Reyes, Trustee of Separate Property Trust (collectively referred to as the "Stapleton Group"), for $10.05 per share in cash (the "Consideration"). SAC currently owns approximately 48.1% of the outstanding shares of Common Stock. The Offer is conditioned upon the tender of a majority of the shares of Common Stock not owned by SAC, any director or officer of the Company, or the Company in accordance with Delaware law. If the Offer is completed, SAC intends to, as soon as reasonably practicable, cause SAC to merge with and into the Company (the "Merger" and, together with the Offer, the "Proposed Transaction"). Pursuant to the Merger, each outstanding share of Common Stock, other than shares held by SAC or shares held by stockholders who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Consideration.

Background to the Proposed Transaction

- On February 22, 2011, a Special Committee of the Board of Directors was formed to review and evaluate a proposal received from SAC to commence a tender offer for all of the Company's outstanding shares of Common Stock not owned by the Stapleton Group, any director or officer of the Company, or the Company, at a price of $8.90 per share in cash, representing total cash consideration of approximately $5.8 million.
- On April 1, 2011, following discussions among members of the Special Committee, representatives of SAC and their respective counsel, SAC made the Offer to purchase the Common Stock, other than shares held by the Stapleton Group, any director or officer of the Company, or the Company, at a price of $10.05 per share in cash, representing total cash consideration of approximately $6.5 million.

The Opinion

- Duff & Phelps may be asked to provide the Special Committee with an Opinion as to the fairness, from a financial point of view, of the Consideration to be received in the Proposed Transaction by the stockholders of the Company other than SAC and its affiliates (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).

Executive Summary

Scope of Analysis

In connection with its analysis, Duff & Phelps has made such reviews, analyses and inquiries it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps' procedures, investigations, and financial analysis with respect to the preparation of the analysis are subject to the limitations and qualifications set forth herein, and included, but were not limited to, the items summarized below:

1. Discussed the operations, financial condition and future prospects of the Company and the Proposed Transaction with Company management, members of the Special Committee and certain consultants to the Company;
2. Reviewed the Tender Offer Statement on Schedule TO of SAC and the Schedule 13E-3 Transaction Statement of the members of the Stapleton Group dated April 1, 2011;
3. Reviewed certain publicly available financial statements and other business and financial information of the Company;
4. Reviewed certain internal financial statements and other financial and operating data concerning the Company, including those which the Company has identified as being the most current financial statements available;
5. Reviewed the estimated revenues and wind down expenses prepared by Company management and its advisors;
6. Performed site visits to the Company's two properties (the "Subject Properties"), listed below:
   - 2604 North Gravenstein Highway North, Sebastopol, CA (the "North Property")
   - 1291, 1293, 1365, and 1382 Gravenstein Highway South, Sebastopol, CA (the "South Property")

Executive Summary

Scope of Analysis (continued)

7. Reviewed the following documents related to the Subject Properties:
   - Tenant lists/rent rolls by building, dated as of March 8, 2011;
   - Operating history on a per property basis for fiscal years 2008 – 2010 and year to date operating history through February 28, 2011;
   - Operating budget on a per-property basis for the 2011 fiscal year;
   - Historical capital expenses for fiscal years 2006 – 2010 and fiscal 2011 budget;
8. Analyzed selected real estate sales transaction data provided by CoStar Group, Inc. ("CoStar") and public records supporting these transactions;
9. Analyzed selected lease and asking rents provided by CoStar;
10. Reviewed industry publications regarding market conditions, capitalization rates and discount rates;
11. Reviewed the historical trading price and trading volume of the Common Stock; and
12. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Executive Summary

Equity Value Conclusions

- Based on an analysis assuming that the Company would wind down its business over a one-year period, sell its real estate assets, pay all debts and liabilities, including taxes on the sale of the Subject Properties, and distribute the net proceeds to stockholders, the indicated per share value of Common Stock ranges from $9.03 to $10.80.

Indicated Per Share Value

($ in thousands, except shares outstanding and per share values)

	Low	High	Current Offer
Estimated Net Asset Value	$11,340	$13,583	$12,634
Less: Value of Options	(41)	(70)	(58)
Common Equity Value	11,299	13,513	12,576
Common Shares Outstanding	1,251,367	1,251,367	1,251,367
Common Per Share Value	$9.03	$10.80	$10.05

II.

Common Stock & Financial Overview

Common Stock and Financial Overview

Common Stock Overview

- As of December 31, 2010, the Company had 1,251,367 shares of Common Stock outstanding.
- As part of its analysis, Duff & Phelps analyzed the historical daily stock prices and daily trading volume levels for the Company's Common Stock for the latest twelve months.
  - The Company's common shares currently trade on the pink sheets under the ticker SWHI.
- The stock is thinly traded and no significant volumes changed hands over the latest twelve months.
- The top holder of Common Stock is SAC, which owns 602,353 shares[1], or approximately 48.1% of 1,251,367 total shares outstanding.

[1] Based on a Schedule 13D filed April 1, 2011. Excludes 93,571 shares held by Leeward Investments, LLC over which SAC may be deemed to have shared voting power pursuant to an Acquisition Support Agreement among the parties.

Common Stock and Financial Overview

Common Stock Overview (cont.)



SonomaWest Holdings Inc.
Stock Price Chart February 18, 2010 - April 1, 2011
Share Price (USD)
Volume (000s)
11.00
10.00
9.00
8.00
7.00
6.00
5.00
4.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
Feb-18-2010
Mar-29-2010
May-06-2010
Jun-15-2010
Jul-23-2010
Aug-31-2010
Oct-08-2010
Nov-16-2010
Dec-27-2010
Feb-03-2011
Mar-15-2011

12/21/2010	On December 21, 2010, SonomaWest Holdings Inc. entered into a refinancing of its existing term loan with a principal sum of $2.5 million from Wells Fargo Bank, National Association, as successor by merger to Wachovia Bank, National Association.
12/31/2010	On December 31, 2010, Walker R. Stapleton, the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of SonomaWest Holdings Inc., tendered his resignation from such positions and as a director of the Company, effective as of such date.
2/18/2011	February 18, 2011, Stapleton Acquisition Company ("SAC"), an entity owned by Craig R. Stapleton, the Company's President and Chief Executive Officer, and other members of the Stapleton family, made a tender offer for all of the Company's outstanding shares of common stock not owned by SAC at a purchase price of $8.90 per share in cash.
4/1/2011	April 1, 2011, the Stapleton Acquisition Company ("SAC") commenced its tender offer to purchase all of the outstanding shares of common stock of SonomaWest Holdings, Inc. not currently owned by SAC, Craig R. Stapleton, Dorothy W. Stapleton, Walker R. Stapleton and Wendy S. Reyes, Trustee of Separate Property Trust (collectively, the "Stapleton Group"), for $10.05 per share in cash. The Stapleton Group collectively owns approximately 48.1% of the outstanding shares of SonomaWest common stock.

Common Stock and Financial Overview

Common Stock Overview (cont.)

Common Stock Data *(USD)*	
Offer Price	**$10.05**
Unaffected Stock Price:	
Stock Price 1-Day Prior to Announcement	$6.50
Stock Price 1-Week Prior to Announcement	$6.25
Stock Price 4-Weeks Prior to Announcement	$6.00
Implied Premium:	
Premium to Stock Price 1-Day Prior to Announcement	54.6%
Premium to Stock Price 1-Week Prior to Announcement	60.8%
Premium to Stock Price 1-Month Prior to Announcement	67.5%
Common Stock Outstanding (000s)	1,251
52-Week Average Daily Trading Volume (000s)	0.3

Note: February 18, 2010 - Announcement Date

Common Stock and Financial Overview

Historical Income Statement

Historical Financial Statements - Income Statement
(USD 000s)

	Fiscal Year End June 30,				LTM
	2007	2008	2009	2010	12/31/2010
Revenue:					
Rental revenue, net	$2,545	$2,769	$2,976	$2,673	$2,474
Rental settlement income	0	0	0	0	12
Tenant reimbursements	701	528	678	681	666
Total Revenue	**3,246**	**3,297**	**3,654**	**3,354**	**3,152**
Total operating expenses	**2,739**	**2,714**	**2,740**	**2,550**	**2,562**
Operating income	**507**	**583**	**914**	**804**	**590**
Interest expense	(7)	(28)	(104)	(64)	(64)
Interest income	153	153	10	3	10
Gain on distribution of investments	0	12,666	2,284	0	0
Other income (expense)	2	0	0	(1)	(1)
Income before taxes	**655**	**13,374**	**3,104**	**742**	**535**
Income tax provision	206	5,383	1,232	296	212
Net income	**$449**	**$7,991**	**$1,872**	**$446**	**$323**
WEIGHTED AVERAGE COMMON SHARES AND EQUIVALENTS:					
Basic	1,158	1,216	1,251	1,251	1,251
Diluted	1,204	1,228	1,251	1,252	1,252
INCOME PER COMMON SHARE:					
Basic	$0.39	$6.57	$1.50	$0.36	$0.46
Diluted	$0.37	$6.51	$1.50	$0.36	$0.46

Source: SEC filings

Note: Includes unaudited financial statement data for the six month periods ended 12/31/10 and 12/31/09.

Common Stock and Financial Overview

Historical Balance Sheet

Historical Financial Statements - Balance Sheet

(USD 000s)

	June 30, 2007	2008	2009	2010	12/31/2010
ASSETS					
CURRENT ASSETS:					
Cash and cash equivalents	$3,587	$2,554	$1,830	$2,243	$2,669
Restricted cash and equivalents	0	50	0	0	0
Marketable securities	32,819	2,673	0	0	0
Accounts receivable, net	39	9	41	41	19
Other receivables	21	7	9	7	0
Dividend claims receivable	0	49	35	33	0
Prepaid income taxes	85	47	23	26	24
Prepaid expenses and other assets	154	145	151	153	60
Deferred income taxes, net	0	0	118	47	27
Total current assets	**36,705**	**5,534**	**2,207**	**2,550**	**2,799**
Rental property, net	1,210	1,054	1,068	906	843
Deferred income taxes, net	222	248	245	268	288
Prepaid commissions and other assets	167	246	184	129	103
Total assets	**$38,304**	**$7,082**	**$3,704**	**$3,853**	**$4,033**

Historical Financial Statements - Balance Sheet

(USD 000s)

	June 30, 2007	2008	2009	2010	12/31/2010
LIABILITIES AND SHAREHOLDERS' EQUITY					
CURRENT LIABILITIES:					
Accounts payable	$111	$119	$42	$50	$146
Dividend claims payable	0	49	0	0	0
Accrued payroll and related liabilities	204	243	313	109	32
Current note payable	0	0	0	2,500	250
Income taxes payable	0	509	0	0	0
Accrued expenses	108	123	6	13	14
Unearned rents	102	136	66	46	44
Accrued dividends payable	12,023	495	35	33	0
			0	0	0
Total current liabilities	**12,548**	**1,674**	**462**	**2,751**	**486**
LONG TERM LIABILITIES:					
Tenant deposits	376	470	415	329	326
Note payable	0	2,500	2,500	0	2,250
Total long term liabilities	**376**	**2,970**	**2,915**	**329**	**2,576**
Total liabilities	**$12,924**	**$4,644**	**$3,377**	**$3,080**	**$3,062**
SHAREHOLDERS' EQUITY:					
Preferred stock	$0	$0	$0	$0	$0
Common stock	3,625	0	0	0	0
Accumulated other comprehensive income	18,301	1,389	0	0	0
Retained earnings	3,454	1,049	327	773	971
Total shareholders' equity	**25,380**	**2,438**	**327**	**773**	**971**
Total liabilities and shareholders' equity	**$38,304**	**$7,082**	**$3,704**	**$3,853**	**$4,033**

Source: SEC filings

Note: Financial data for the period ended 12/31/10 is unaudited.

III.

Real Estate Analysis

Real Estate Analysis

Real Estate Holdings

- North Property
  - The North Property is located at 2064 Gravenstein Highway North, in Sebastopol, California, within Sonoma County.
  - The facility is comprised of seven industrial warehouse buildings which were constructed between 1900 and 1978 and are intended for warehouse, distribution, and processing uses.
  - Total net rentable area is 292,414 square feet, and the property is currently 86.90% occupied.
  - The total site size is ±76.04 acres, of which ±30.0 acres contain the building and site improvements, and the remaining ±46.04 acres are utilized for water treatment.
- South Property
  - The South Property is located at 1291,1293,1365,1382 Gravenstein Highway South, in Sebastopol, California, within Sonoma County.
  - The facility is comprised of six industrial warehouse buildings which were constructed between 1940 and 1950 and are intended for warehouse and light processing uses.
  - Total net rentable area is 85,882 square feet, and the property is currently 84.32% occupied.
  - The total site size is ±15.16 acres, of which ±5.15 acres contain the building and site improvements, and ±8.01 acres are utilized for water treatment.
  - The remaining 2.00-acre parcel is considered excess land.

Real Estate Analysis – Sonoma West Real Estate Holdings

Valuation Methodologies

- Duff & Phelps performed an analysis to determine the estimated market value of the Subject Properties using the following methodologies.
  - Sales Comparison Approach
    - This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes. In conducting the sales comparison approach, Duff & Phelps gathered data on reasonably substitutable properties and make adjustments for transactional and property characteristics. The resulting adjusted prices lead to an estimate of the price one might expect to realize upon sale of the property.
  - Income Capitalization Approach
    - This approach consists of methods, techniques, and mathematical procedures to analyze a property's capacity to generate monetary benefits (i.e., income and reversion) and convert these benefits into an indication of present value. The present value of these benefits is an indication of the amount that a prudent, informed purchaser-investor would pay for the right to receive these benefits as of the valuation date. There are two primary methods for converting monetary benefits into present value: 1) discounted cash flow and 2) direct capitalization.
      - The discounted cash flow analysis focuses on the operating cash flows expected from the property and the anticipated proceeds of a hypothetical sale at the end of an assumed holding period. These amounts are then discounted to their present value. The discounted present values of the income stream and the reversion are added to obtain a value indication.
      - Direct capitalization uses a single year's stabilized net operating income as a basis for a value indication. It converts estimated stabilized annual net operating income to a value indication by dividing the income by a capitalization rate. The rate selected includes a provision for recapture of the investment and should reflect all factors that influence the value of the property.

Limiting Conditions & Assumptions

- Assumed it would take up to 12 months to market and sell the Subject Properties.
- Relied on lease information, operating data, and building square footage information provided by the Company and its representatives.
- Relied upon the accuracy of the comparable sales data supplied to us by knowledgeable third parties.

Real Estate Analysis – North Property

North Property Valuation

- In our analysis of the North Property, Duff & Phelps utilized the income capitalization approach and sales comparison approach to estimate the fair market value.
  - The income capitalization approach was performed using the discounted cash flow method and the direct capitalization method.
    - Income capitalization approach assumptions included the following:
      - Annual contract rent growth of 3.00% per year
      - Annual market rent growth of 3.00% per year
      - Overall capitalization rate of 8.25%
      - Terminal capitalization rate of 8.50%
      - Discount rate range of 9.00% to 10.00%
    - The resulting estimated value range utilizing the discounted cash flow analysis was $16,600,000 to $17,900,000.
    - The resulting estimated value range utilizing the direct capitalization approach was $17,900,000.
  - The sales comparison approach was performed utilizing five completed transactions and two pending transactions, with adjustments for transactional and property characteristics.
    - The resulting estimated value range from the sales comparison approach was $16,100,000 to $19,000,000.

Real Estate Analysis – North Property

Sales Comparison Grid & Adjustments

Sales Comparison Grid & Adjustments
North Property

	SUBJECT	COMPARABLE NO. 1		COMPARABLE NO. 2		COMPARABLE NO. 3		COMPARABLE NO. 4		COMPARABLE NO. 5		COMPARABLE NO. 6		COMPARABLE NO. 7	
Property Name	North Property	Alvarado Business Center		Plaza Commerce Center		Napa Airport Centre		33200-33220 Lewis Ave		Baypointe Centre		Todd Road Buildings		1331 Commerce St	
Location	2064 Gravenstein Highway N	2975 Volpey Way		30069-30083 & 30085-30099 Ahern		770 Skyway Ct		33200-33220 Lewis Ave		7411 Central Ave		120, 140, 150, 170, 180 Todd Rd		1331 Commerce St	
City, State	Sebastopol, California	Union City, CA		Union City, CA		Napa, CA		Union City, CA		Newark, CA		Santa Rosa, CA		Petaluma, CA	
Sale Price	—	$4,300,000		$6,300,000		$7,575,000		$6,200,000		$9,100,000		$13,000,000		$4,200,000	
Sales Price per Sq. Ft.	—	$71.57		$73.03		$74.85		$62.94		$63.60		$94.16		$58.33	
Occupancy	87%	0%		85%		100%		100%		0%		87%		0%	
Overall Capitalization Rate	—	N/A		7.20%		7.52%		6.50%		N/A		N/A		N/A	
Adjustments															
Property Rights Conveyed	Leased Fee	Leased Fee	=	Leased Fee	=	Leased Fee	=	Leased Fee	=	Leased Fee	=	Leased Fee	=	Leased Fee	=
Adjusted Unit Sales Price		$71.57		$73.03		$74.85		$62.94		$63.60		$94.16		$58.33	
Financing Terms	Market	Market	=	Market	=	Market	=	Market	=	Market	=	Market	=	Market	=
Adjusted Unit Sales Price		$71.57		$73.03		$74.85		$62.94		$63.60		$94.16		$58.33	
Conditions of Sale	Normal	None	=	None	=	None	=	None	=	None	=	None	=	None	=
Adjusted Unit Sales Price		$71.57		$73.03		$74.85		$62.94		$63.60		$94.16		$58.33	
Expenditures Made After Sale	Normal	None	=	None	=	None	=	None	=	None	=	None	=	None	=
Adjusted Unit Sales Price		$71.57		$73.03		$74.85		$62.94		$63.60		$94.16		$58.33	
Market Conditions	Mar-11	Feb-11	=	Dec-10	=	Dec-10	=	Dec-10	=	Oct-10	=	Listing	-	Listing	-
Adjusted Unit Sales Price		$71.57		$73.03		$74.85		$62.94		$63.60		$75.32		$46.67	
Location/Physical Adjustments															
Location	Average	Similar	=	Similar	=	Similar	=	Similar	=	Similar	=	Similar	=	Similar	=
Access/Visibility	Average	Similar	=	Similar	=	Similar	=	Similar	=	Similar	=	Superior	-	Similar	=
Size	292,414	60,080	-	86,271	-	101,200	-	98,500	-	143,086	-	138,070	-	72,000	-
Year Built/Condition	1900 - 1978/Average	1982 / Similar	=	1986 / Superior	-	2000 / Superior	-	2000 / Superior	-	1997 / Superior	-	1965 / Similar	=	1981 / Similar	=
Land-to-building ratio (excl water treatment)	4.47	2.10	=	5.29	=	2.32	=	2.65	=	2.43	=	18.22	-	2.49	=
Clear Height	15' - 28'	24'0"	=	15'0"-17'0"	=	26'5"	=	24'0"	=	24'0"	=	16' - 36'	=	N/A	=
Percent Office	0.20%	4.33%	-	N/A	=	6.92%	-	6.60%	-	12.58%	-	2.32%	=	15.09%	-
Occupancy & Additional Income	Stabilized Occ & Yard Income	Inferior	+	Inferior	+	Inferior	+	Inferior	+	Inferior	+	Inferior	+	Inferior	+
Total Location/Physical Adjustments			=		-		-		-		-		-		-
Adjusted Price/Sq. Ft.:		$71.57		$69.37		$59.88		$50.36		$54.06		$52.73		$42.00	

Compiled by Duff & Phelps

Real Estate Analysis – South Property

South Property Valuation

- In our analysis of the South Property, Duff & Phelps utilized the income capitalization approach and sales comparison approach to estimate the fair market value.
  - The income capitalization approach was performed using the discounted cash flow method and the direct capitalization method.
    - Income capitalization approach assumptions included the following:
      - Annual contract rent growth of 3.00% per year
      - Annual market rent growth of 3.00% per year
      - Overall capitalization rate of 8.25%
      - Terminal capitalization rate of 8.50%
      - Discount rate range of 9.00% to 10.00%
    - The resulting value range from the discounted cash flow analysis was $3,400,000 to $3,700,000.
    - The resulting value range utilizing the direct capitalization approach was $3,000,000.
  - The sales comparison approach was performed utilizing five completed transactions and two pending transactions, with adjustments for transactional and property characteristics.
    - The resulting value the sales comparison approach was $3,400,000 to $4,000,000.
  - The sales comparison approach was utilized to value the excess land at the South Property. Duff & Phelps selected four comparable transactions and made adjustments for transactional and property characteristics.
    - The resulting value of the excess land was $700,000.

Real Estate Analysis – South Property

Sales Comparison Grid & Adjustments

Sales Comparison Grid & Adjustments
South Property

	SUBJECT	COMPARABLE NO. 1		COMPARABLE NO. 2		COMPARABLE NO. 3		COMPARABLE NO. 4		COMPARABLE NO. 5		COMPARABLE NO. 6		COMPARABLE NO. 7	
Property Name	South Property	Alvarado Business Center		Plaza Commerce Center		Napa Airport Centre		33200-33220 Lewis Ave		Baypointe Centre		Todd Road Buildings		1331 Commerce St	
Location	1291, 1293, 1365, 1382 Gravenstein Highway S	2975 Volpey Way		30069-30083 & 30085-30099 Ahern Ave		770 Skyway Ct		33200-33220 Lewis Ave		7411 Central Ave		120, 140, 150, 170, 180 Todd Rd		1331 Commerce St	
City, State	Sebastopol, California	Union City, CA		Union City, CA		Napa, CA		Union City, CA		Newark, CA		Santa Rosa, CA		Petaluma, CA	
Sale Price	----	$4,300,000		$6,300,000		$7,575,000		$6,200,000		$9,100,000		$13,000,000		$4,200,000	
Sales Price per Sq. Ft.	----	$71.57		$73.03		$74.85		$62.94		$63.60		$94.16		$58.33	
Occupancy	84%	0%		85%		100%		100%		0%		87%		0%	
Overall Capitalization Rate	----	N/A		7.20%		7.52%		6.50%		N/A		N/A		N/A	
Adjustments															
Property Rights Conveyed	Leased Fee	Leased Fee	=	Leased Fee	=	Leased Fee	=	Leased Fee	=	Leased Fee	=	Leased Fee	=	Leased Fee	=
Adjusted Unit Sales Price		$71.57		$73.03		$74.85		$62.94		$63.60		$94.16		$58.33	
Financing Terms	Market	Market	=	Market	=	Market	=	Market	=	Market	=	Market	=	Market	=
Adjusted Unit Sales Price		$71.57		$73.03		$74.85		$62.94		$63.60		$94.16		$58.33	
Conditions of Sale	Normal	None	=	None	=	None	=	None	=	None	=	None	=	None	=
Adjusted Unit Sales Price		$71.57		$73.03		$74.85		$62.94		$63.60		$94.16		$58.33	
Expenditures Made After Sale	Normal	None	=	None	=	None	=	None	=	None	=	None	=	None	=
Adjusted Unit Sales Price		$71.57		$73.03		$74.85		$62.94		$63.60		$94.16		$58.33	
Market Conditions	Mar-11	Feb-11	=	Dec-10	=	Dec-10	=	Dec-10	=	Oct-10	=	Listing	-	Listing	-
Adjusted Unit Sales Price		$71.57		$73.03		$74.85		$62.94		$63.60		$75.32		$46.67	
Location/Physical Adjustments															
Location	Average	Similar	=	Similar	=	Similar	=	Similar	=	Similar	=	Similar	=	Similar	=
Access/Visibility	Fair	Superior	-	Superior	-	Superior	-	Superior	-	Superior	-	Superior	-	Superior	-
Size	85,882	60,080	=	86,271	=	101,200	=	98,500	=	143,086	=	138,070	=	72,000	=
Year Built/Condition	1940-1950/Fair	1982 / Superior	-	1986 / Superior	-	2000 / Superior	-	2000 / Superior	-	1997 / Superior	-	1985 / Superior	-	1981 / Superior	-
Land-to-building ratio (excl water treatment)	2.61	2.10	=	5.29	=	2.32	=	2.65	=	2.43	=	18.22	-	2.49	=
Clear Height	15' - 30'	24'0"	=	15'0"-17'0"	=	26'5"	=	24'0"	=	24'0"	=	16' - 36'	=	N/A	=
Percent Office	2.18%	4.33%	=	N/A	=	6.92%	-	6.60%	-	12.58%	-	2.32%	=	15.09%	-
Occupancy & Additional Income	Current Occ & Yard Income	Inferior	+	Inferior	+	Inferior	+	Inferior	+	Inferior	+	Inferior	+	Inferior	+
Total Location/Physical Adjustments			-		-		-		-		-		-		-
Adjusted Price/Sq. Ft.:		$53.68		$51.12		$41.17		$34.62		$34.98		$45.19		$30.33	

Compiled by Duff & Phelps

Real Estate Analysis – South Property Excess Land

Land Sales Comparison Grid & Adjustments

Land Sales Comparison Grid & Adjustments
South Property

	SUBJECT	COMPARABLE NO. 1		COMPARABLE NO. 2		COMPARABLE NO. 3		COMPARABLE NO. 4	
Location	1291, 1293, 1365, 1382 Gravenstein Highway S	271 Cresco Ct		364 Bellevue Ave		900 Mitchell Ln		2371 Circadian Way	
City, State	Sebastopol, California	Santa Rosa, CA		Santa Rosa, CA		Windsor, CA		Santa Rosa, CA	
Sale Price	----	$2,100,000		$1,163,000		$1,650,000		$827,000	
Sales Price per Sq. Ft.	----	$8.05		$9.50		$11.66		$9.49	
Adjustments									
Property Rights Conveyed	Fee Simple	Fee Simple	=	Fee Simple	=	Fee Simple	=	Fee Simple	=
Adjusted Unit Sales Price		$8.05		$9.50		$11.66		$9.49	
Financing Terms	Market	Market	=	Market	=	Market	=	Market	=
Adjusted Unit Sales Price		$8.05		$9.50		$11.66		$9.49	
Conditions of Sale	Normal	None	=	None	=	None	=	None	=
Adjusted Unit Sales Price		$8.05		$9.50		$11.66		$9.49	
Market Conditions	Mar-11	May-10	=	Mar-09	+	Feb-09	+	Listing	-
Adjusted Unit Sales Price		$8.05		$10.45		$12.82		$8.07	
Location/Physical Adjustments									
Location	Average	Superior	-	Superior	-	Similar	=	Superior	-
Access/Visibility	Average	Similar	=	Similar	=	Similar	=	Similar	=
Size	87,120	260,924	+	122,403	-	141,570	-	87,120	=
Shape/Topography	Irregular, Gently Sloping	Similar	=	Similar	=	Similar	=	Similar	=
Utilities to Site	All to site*	All to site	=	All to site	=	All to site	=	All to site	=
Zoning/Intended Use	M1, Industrial	M3, Limited Rural Industrial District/Industrial	=	M1, Limited Urban Industrial District/Hold for Industrial	=	LI, Light Industrial/Industrial	=	BP, Industrial Business Park/Industrial	=
Total Location/Physical Adjustments			-		-		-		-
Adjusted Price/Sq. Ft.:		$7.65		$8.36		$11.54		$6.86	

Compiled by Duff & Phelps

Real Estate Analysis – Valuation Summary

Valuation Summary

- The table below summarizes the estimated market value ranges for the Subject Properties.

North Property Valuation Summary			
Sales Comparison Approach	$16,100,000	-	$19,000,000
Income Capitalization Approach	16,600,000	-	17,900,000
Indicated Market Value Range	**$16,100,000**	**-**	**$19,000,000**

South Valuation Summary			
Excess Land Value	$700,000	-	$700,000
Sales Comparison Approach (1)	3,600,000	-	4,000,000
Income Capitalization Approach (1)	3,000,000	-	3,700,000
Indicated Market Value Range	**$3,700,000**	**-**	**$4,700,000**

(1) Exclusive of excess land value.

IV.

Net Asset Value Analysis

Net Asset Value Analysis

Estimated Net Asset Value (Low End of Range)

Estimated Value of Subject Properties, Net of Taxes - Low End of Range

($ in thousands)

FMV North Property	$16,100
FMV South Property	3,700
Total Transaction Price	19,800
Taxes	
Basis (1)	1,547
Taxable Gains	18,253
Taxes on Gains @ 40.0% (2)	7,301
County Taxes ($1.10 per $1,000)	22
City Taxes ($2.00 per $1,000)	40
Total Taxes Paid	7,363
Closing Costs	
North Property @ 1.75%	282
South Property @ 1.75%	65
Total Closing Costs	347
Estimated Legal Expenses Related to Sale of the Properties	60
Estimated Real Estate Proceeds Net of Taxes and Closing Costs	$12,031

(1) Per Company management
(2) Tax rate estimated based on discussions with Company management

Estimated Net Value to Shareholders - Low End of Range

($ in thousands)

ASSETS	2/28/2011 Balance Sheet	Estimated Realizable Value (1)
Cash and cash equivalents	$2,778	$2,778
Accounts receivable, net	29	29
Prepaid income taxes	154	154
Prepaid expenses and other assets	31	31
Deferred income taxes, net	60	0
Total current assets	**3,053**	**$2,992**
Real estate and other fixed assets (see adjacent schedule)	818	12,031
Deferred income taxes, net	290	0
Prepaid commissions and other assets	95	38
Total assets	**4,256**	**15,061**
LIABILITIES AND SHAREHOLDERS' EQUITY		
Accounts payable	124	124
Accrued payroll and related liabilities	31	31
Current note payable	250	250
Income taxes payable	178	178
Accrued expenses	33	33
Unearned rents	33	33
Deferred income taxes, net	34	34
Total Current Liabilities	**683**	**683**
LONG TERM LIABILITIES:		
Tenant deposits	326	326
Note payable (2)	2,208	2,124
Total Liabilities	**3,218**	**3,134**
Cash Flow - 1-Yr Sale Process (3)		(587)
Estimated Net Asset Value		$11,340

(1) Per discussions with Company management and Duff & Phelps' valuation of the Subject Properties.
(2) Note payable reflects principal payments through March 31, 2012.
(3) Net cash flows required to wind down the business including severance, insurance, and legal expenses.

Source: Balance sheet information as of February 28, 2011 based on internal unaudited financial statements provided by Company management.

Net Asset Value Analysis

Estimated Net Asset Value (High End of Range)

Estimated Value of Subject Properties, Net of Taxes - High End of Range

($ in thousands)

FMV North Property	$19,000
FMV South Property	4,700
Total Transaction Price	23,700
Taxes	
Basis (1)	1,547
Taxable Gains	22,153
Taxes on Gains @ 40.0% (2)	8,861
County Taxes ($1.10 per $1,000)	26
City Taxes ($2.00 per $1,000)	47
Total Taxes Paid	8,935
Closing Costs	
North Property @ 1.75%	333
South Property @ 1.75%	82
Total Closing Costs	415
Estimated Legal Expenses Related to Sale of the Properties	60
Estimated Real Estate Proceeds Net of Taxes and Closing Costs	$14,291

(1) Per Company management
(2) Tax rate estimated based on discussions with Company management

Estimated Net Value to Shareholders - High End of Range

($ in thousands)

ASSETS	2/28/2011 Balance Sheet	Estimated Realizable Value (1)
Cash and cash equivalents	$2,778	$2,778
Accounts receivable, net	29	29
Prepaid income taxes	154	154
Prepaid expenses and other assets	31	31
Deferred income taxes, net	60	0
Total current assets	**3,053**	**$2,992**
Real estate and other fixed assets (see adjacent schedule)	818	14,291
Deferred income taxes, net	290	0
Prepaid commissions and other assets	95	38
Total assets	**4,256**	**17,321**
LIABILITIES AND SHAREHOLDERS' EQUITY		
Accounts payable	124	124
Accrued payroll and related liabilities	31	31
Current note payable	250	250
Income taxes payable	178	178
Accrued expenses	33	33
Unearned rents	33	33
Deferred income taxes, net	34	34
Total Current Liabilities	**683**	**683**
LONG TERM LIABILITIES:		
Tenant deposits	326	326
Note payable (2)	2,208	2,124
Total Liabilities	**3,218**	**3,134**
Cash Flow - 1-Yr Sale Process (3)		(605)
Estimated Net Asset Value		$13,583

(1) Per discussions with Company management and Duff & Phelps' valuation of the Subject Properties.
(2) Note payable reflects principal payments through March 31, 2012.
(3) Net cash flows required to wind down the business including severance, insurance, and legal expenses.

Source: Balance sheet information as of February 28, 2011 based on internal unaudited financial statements provided by Company management.

A.

Premiums Paid Analysis

Premium Analysis

Premiums Paid Analysis

- Going private transactions where the majority shareholder purchases the remaining outstanding shares reflects 76 transactions.
- Public-to-private transactions reflects 556 transactions.

Premiums Paid Analysis - Going Private Transactions

Transactions announced, closed, or effective from March 2007 - March 2011

	Majority Shareholder Purchases Remaining Outstanding Shares			Public-to-Private Transactions		
	One-Day Prior to Announcement Date	One-Week Prior to Announcement Date	One-Month Prior to Announcement Date	One-Day Prior to Announcement Date	One-Week Prior to Announcement Date	One-Month Prior to Announcement Date
Overall Median	25.4%	26.9%	29.1%	26.8%	28.0%	30.8%
Overall Mean	38.4%	39.2%	52.7%	43.0%	44.9%	59.2%
Sonoma West Implied $10.05 Offer Premium	**54.6%**	**60.8%**	**67.5%**	**54.6%**	**60.8%**	**67.5%**

Note: Excludes negative premiums

Source: Capital IQ

B.

Hypothetical Liquidation Analysis

Hypothetical Liquidation Analysis

- As a supplemental analysis, Duff & Phelps performed a hypothetical liquidation analysis whereby the Subject Properties were assumed to be sold in a three month time period. The estimated value of Common Stock assuming a three month liquidation period for the Company, ranges between $7.97 and $8.55 per share.

Per Share Value - Properties Sold (Liquidation)
($ in thousands, except per share values)

	Low	High	Current Offer
Estimated Net Asset Value	$10,003	$10,738	$12,634
Less: Value of Options	(24)	(34)	(58)
Common Equity Value	9,978	10,705	12,576
Common Shares Outstanding	1,251,367	1,251,367	1,251,367
Common Per Share Value	$7.97	$8.55	$10.05

C. Assumptions, Qualifications, and Limiting Conditions

Assumptions, Qualifications and Limiting Conditions

- In performing its analyses with respect to the Proposed Transaction, Duff & Phelps, with the consent of the Special Committee, has:
  - Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not verify such information;
  - Assumed that any estimates, evaluations, forecasts, projections, and estimates of wind down expenses furnished to Duff & Phelps by Company management and its advisors, were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;
  - Assumed, without verification, that the final versions of any documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;
  - Assumed, without verification, that all information supplied to Duff & Phelps is substantially accurate;
  - Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Offer to Purchase dated April 1, 2011;
  - Relied upon the fact that the Special Committee, the Company and SAC have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken; and
  - Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company.

Assumptions, Qualifications and Limiting Conditions

- To the extent that any of the foregoing assumptions or any of the facts on which this presentation is based prove to be untrue in any material respect, this presentation cannot and should not be relied upon. Furthermore, in Duff & Phelps' analysis and in connection with the preparation of this presentation, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

- Duff & Phelps has prepared this presentation effective as of the date hereof. This presentation is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this presentation which may come or be brought to the attention of Duff & Phelps after the date hereof.

- Duff & Phelps has not been requested to, and did not initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, or advise the Special Committee or any other party with respect to alternatives to the Proposed Transaction.

- Duff & Phelps is not expressing any opinion as to the market price or value of the Company's common stock after the announcement or the consummation of the Proposed Transaction. This presentation should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company's credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

- This presentation is furnished solely for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps' express consent. This presentation (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Special Committee or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the consideration received is the best possibly attainable under any circumstances; instead, it merely states whether the consideration in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this presentation is based. This presentation should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

- This presentation is solely that of Duff & Phelps, and Duff & Phelps' liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and the Company dated March 8, 2011 (the "Engagement Letter"). This presentation is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.